UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  May 29, 2009

PRIVIAM, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16185	22-3720628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19200 Von Karman Avenue, Ste. 500
Irvine, CA 92612
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (949) 622-5433

EncryptaKey, Inc.
(Former name or former address, if changed since last report)

Copies to:
Andrea Cataneo, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 29, 2009 Priviam, Inc. (the “Company”) entered into a Settlement and Release Agreement (the “Settlement Agreement”) with EncryptaKey, Inc., Owen Consulting LLC and Kelly Owen. As previously disclosed in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q, the Company filed suit against EncryptaKey, Owen and Owen Consulting in the Superior Court of the State of California on July 23, 2008, relating to an asset purchase agreement between the parties regarding certain patents (the “Patents”) owned by EncryptaKey (the “Pending Litigation”).  Pursuant to the Settlement Agreement, the Company, EncryptaKey, Owen Consulting and Owen agreed to settle the Pending Litigation according to the following terms: (i) Priviam agreed to dismiss the Pending Litigation with prejudice; (ii) EncryptaKey agreed to return an aggregate of 5,500,000 shares (1,692,308 shares on a post reverse split basis) of Priviam common stock to Priviam, which were originally issued to Owen Consulting pursuant to the Asset Purchase Agreement dated September 28, 2006; (iii) EncryptaKey agreed to return an aggregate of 636,120 shares (195,370 shares on a post reverse split basis) of Priviam common stock to Priviam, which were originally issued to Owen Consulting pursuant to the Asset Purchase Agreement dated February 5, 2007; and (iv) Encryptakey agreed to grant Priviam immunity from suit with respect to the Patents.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description
10.6	Settlement and Release Agreement dated May 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVIAM, INC.

Date: June 2, 2009	By:	/s/ Louis Jack Musetti
Louis Jack Musetti
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.6	Settlement and Release Agreement dated May 29, 2009

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